UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2014

Clovis Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2525 28th Street, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

     On May 31, 2014, Clovis Oncology, Inc. (the “Company”) issued the first of three press releases announcing data being presented at the 2014 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago.  This press release announced updated findings from the Phase 1 and early Phase 2 portions of the ongoing Phase 1/2 clinical study of CO-1686, the Company’s novel, oral, targeted covalent (irreversible) inhibitor of mutant forms of the epidermal growth factor receptor (EGFR) for the treatment of non-small cell lung cancer in patients with initial activating EGFR mutations as well as the dominant resistance mutation T790M.  A copy of the press release is attached as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

     On May 31, 2014, the Company issued a second press release on data presented at ASCO announcing final Phase 1 and preliminary Phase 2 results from an ongoing Phase 1/2 monotherapy study of rucaparib, the Company’s investigational oral, potent, small molecule inhibitor of PARP1 and PARP2 being developed for the maintenance treatment of platinum-sensitive ovarian cancer in patients with homologous recombination deficient (HRD) tumors.  A copy of the press release is attached as Exhibit 99.2 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

     On May 31, 2014, the Company issued a third press release on data presented at ASCO announcing clinical results from an ongoing Phase 1/2a monotherapy study evaluating lucitanib, the Company’s novel, potent inhibitor of the tyrosine kinase activity of fibroblast growth factor receptors 1 through 3 (FGFR1-3), vascular endothelial growth factor receptors 1 through 3 (VEGFR1-3) and platelet-derived growth factor receptors alpha and beta (PDGFRA/B).  A copy of the press release is attached as Exhibit 99.3 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number and Description

99.1	Press Release, dated May 31, 2014.

99.2	Press Release, dated May 31, 2014.

99.3	Press Release, dated May 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 2, 2014	By:	/s/ Erle T. Mast
	Name:	Erle T. Mast
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 31, 2014.

99.2	Press Release, dated May 31, 2014.

99.3	Press Release, dated May 31, 2014.